Exhibit 2.1

DESCRIPTION OF SECURITIES
REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT
As of December 31, 2021, Brookfield Asset Management Reinsurance Partners Ltd. (“we”, “us”, “our”, or the “company”) had the following securities registered pursuant to Section 12(b) of the Exchange Act:

Title of class	Trading symbol	Name of exchange on which registered
Class A Exchangeable Limited Voting Shares	BAMR	New York Stock Exchange

On June 28, 2021, the class A exchangeable shares were registered under Section 12(b) of the Exchange Act and were approved for listing for trading on the New York Stock Exchange under the ticker “BAMR”
The following description sets forth certain general terms and provisions of our class A exchangeable shares, class B shares and class C shares. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of our company’s bye-laws. Because this description is only a summary of the terms of our shares and our bye-laws, it does not contain all of the information that you may find useful. For more complete information, you should read our bye-laws, which are available electronically on the website of the SEC at www.sec.gov and our Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) profile at www.sedar.com and will be made available to our holders as described under Item 10.H “Documents on display” in our company’s most recent annual report on Form 20-F (as may be amended, the “Annual Report”). Capitalized terms used but not defined herein have the meanings given to them in the Annual Report. All references to “$” are to U.S. dollars.
Through the rights and governance structures described herein and in the Annual Report, each class A exchangeable share is intended to provide its holder with an economic return that is equivalent to that of a Brookfield Class A Share. Consequently, we expect that the market price of our class A exchangeable shares should be impacted by the market price of the Brookfield Class A Shares and the business performance of Brookfield Asset Management.
Class A Exchangeable Shares
Voting
Each holder of class A exchangeable shares will be entitled to receive notice of, and to attend and vote at, all meetings of our shareholders, other than meetings at which only holders of a specified class or series of shares are entitled to vote or as otherwise required by law. Except as set out below under “— Election of Directors”, each holder of class A exchangeable shares will be entitled to cast one vote for each class A exchangeable share held at the record date for determination of shareholders entitled to vote on any matter.
Except as otherwise expressly provided in our bye-laws or as required by law, all matters to be approved by shareholders must be approved by: (i) a majority or, where a higher threshold is specified under applicable law, the higher percentage of the votes cast by holders of class A exchangeable shares who vote in respect of the resolution, and (ii) a majority or, where a higher threshold is specified under applicable law, the higher percentage of the votes cast by the holder of our class B shares who vote in respect of the resolution. As a result, all matters that require shareholder approval must be approved by the holder of the class B shares.
Election of Directors
In the election of directors, holders of class A exchangeable shares will be entitled to elect one-half of the board. Our bye-laws provide that each holder of a class A exchangeable share has the right to cast a number of votes equal to the number of votes attached to the class A exchangeable shares held by the holder multiplied by the number of directors to be elected by the holder and all holders of class A exchangeable shares entitled to vote with such holder in the election of directors. A holder may cast all such votes in favour of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

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At our company’s first annual shareholder meeting, any registered or beneficial holder of class A exchangeable shares holding class A exchangeable shares representing at least 5% of the outstanding class A exchangeable shares will be entitled to nominate one or more of the individuals to be proposed for election by holders of the class A exchangeable shares. To ensure that all holders of class A exchangeable shares receive adequate notice of and information about the nominated directors, a holder of class A exchangeable shares eligible to exercise such nomination right and wishing to nominate one or more individuals for election will be required to provide notice to our company in a prescribed form as set out in our bye-laws not later than the close of business on the 30th day prior to the date of the annual meeting. Following our company’s first annual shareholder meeting in 2022, holders of class A exchangeable shares will not have any board nomination rights except as prescribed by law.
Distributions
The holders of class A exchangeable shares will be entitled to receive distributions as and when declared by our board subject to receipt of sufficient shareholder approval (where applicable) and the prior rights of the holders of all classes and series of the Class A Senior Preferred Shares and Class B Senior Preferred Shares and any other shares ranking senior to the class A exchangeable shares with respect to priority in payment of distributions. It is expected that each class A exchangeable share will receive distributions at the same time and in the same amount as the cash dividends paid on each Brookfield Class A Share.
Subject to the prior rights of holders of all classes and series of Senior Preferred Shares at the time outstanding having prior rights as to distributions, and in preference to the Junior Preferred Shares and class C shares of the company, each class A exchangeable share will entitle its holder to cumulative distributions per share in an amount equal to (i) the amount of any cash dividend made on a Brookfield Class A Share multiplied by (ii) the exchange factor (which initially shall be one, subject to adjustment in the event of certain dilutive or other capital events by our company or Brookfield Asset Management) determined in accordance with our bye-laws and in effect on the payment date of such distribution, which we refer to as the exchangeable distribution. See Item 10.B “Memorandum and Articles of Association — Exchange by Holder — Adjustments to Reflect Certain Capital Events” in our Annual Report.
If the full amount of an exchangeable distribution is not paid concurrently with a dividend on the Brookfield Class A Shares, then the unpaid amount of such exchangeable distribution shall accrue and accumulate (without interest), whether or not our company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such exchangeable distribution has been earned, made or authorized. Any exchangeable distribution payment made shall first be credited against the earliest accumulated but unpaid exchangeable distribution due which remains payable, which we refer to as unpaid distributions. All exchangeable distributions shall be paid prior and in preference to any dividends or distributions on the class C shares. The holders of class A exchangeable shares shall not be entitled to any distributions from our company other than the exchangeable distributions.
The class A exchangeable shares may be consolidated or split in the event of, and equally with, a share consolidation or stock split of the Brookfield Class A Shares. As an alternative, stock dividends may be paid in lieu of stock splits concurrently with a stock split of the Brookfield Class A Shares. In that case, the stock dividend on the class A exchangeable shares will be paid in additional class A exchangeable shares.
Exchange by Holder
At any time before the 15th business day prior to the date of any redemption, holders of class A exchangeable shares shall have the right to exchange all or a portion of their class A exchangeable shares with Brookfield Asset Management for one Brookfield Class A Share per class A exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or Brookfield Asset Management as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid distributions, if any (the form of payment to be determined at the sole election of Brookfield Asset Management), subject to certain limitations described below if Brookfield Asset Management is unable to maintain an effective registration statement. If you hold class A exchangeable shares through a broker, please contact your broker to request an exchange on your behalf. If you are a registered holder of class A exchangeable shares, please contact our transfer agent and follow the process described below.

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Pursuant to the Rights Agreement between our company, Brookfield Asset Management and Wilmington Trust, National Association, Brookfield Asset Management has agreed it will satisfy, or cause to be satisfied, any request made pursuant to our bye-laws to exchange such class A exchangeable shares for Brookfield Class A Shares or its cash equivalent, plus unpaid distributions. Brookfield Asset Management currently intends to satisfy any exchange requests on the class A exchangeable shares through the delivery of Brookfield Class A Shares rather than cash.
The obligation to satisfy a request for exchange is the obligation of Brookfield Asset Management, and our company has no obligation to deliver Brookfield Class A Shares or cash, to deliver any unpaid distributions, or to cause Brookfield Asset Management to do so.
Each holder of class A exchangeable shares who wishes to exchange one or more of his or her class A exchangeable shares with Brookfield Asset Management for Brookfield Class A Shares or its cash equivalent is required to complete and deliver a notice of exchange in the form available from our transfer agent. Upon receipt of a notice of exchange, Brookfield Asset Management shall, within ten (10) business days after the date that the notice of exchange is received by our transfer agent, or the specified exchange date, deliver to the tendering holder of class A exchangeable shares, in accordance with instructions set forth in the notice of exchange, one Brookfield Class A Share per class A exchangeable share held (subject to adjustments in the event of certain capital events by our company or Brookfield Asset Management as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid distributions, if any (the form of payment to be determined at the sole election of Brookfield Asset Management). Notwithstanding the foregoing, for so long as there is not an effective registration statement with respect to the delivery of Brookfield Class A Shares in connection with the exchange right, Brookfield Asset Management will not be able to effect exchanges for Brookfield Class A Shares and will not be required to effect exchanges for cash that would result in the payment of an amount in excess of $5,000,000 in the aggregate over any 30 consecutive calendar day period; provided that such limit will not apply for more than 90 consecutive calendar days during any 12 calendar month period. Upon completion of the exchange of any class A exchangeable shares as described herein, the holder of class A exchangeable shares who has exchanged their class A exchangeable shares will have no further right, with respect to any class A exchangeable shares so exchanged, to receive any distributions on class A exchangeable shares on or after the date on which such class A exchangeable shares are exchanged. For greater certainty, a tendering holder will, despite a notice of exchange being delivered, be entitled to receive any distributions on class A exchangeable shares that have a record date or otherwise accrued prior to the date on which such notice of exchange is received.
Subject to the limitations on exchange as described above, in the event that a tendering holder of class A exchangeable shares has not received the number of Brookfield Class A Shares or its cash equivalent (the form of payment to be determined by Brookfield Asset Management in its sole discretion) in satisfaction of the tendered class A exchangeable shares on or prior to the specified exchange date, then, pursuant to the Rights Agreement, the holder of the subject class A exchangeable shares or the rights agent, on behalf of the holder of the subject class A exchangeable shares, will have the right to institute and maintain any suit, action or proceeding against Brookfield Asset Management to enforce the obligations of Brookfield Asset Management to exchange our class A exchangeable shares for Brookfield Class A Shares (or their cash equivalent) plus unpaid distributions. The Rights Agreement is available electronically on the website of the SEC at www.sec.gov and on our SEDAR profile at www.sedar.com. For a further description of the Rights Agreement, see Item 7.B “Related Party Transactions — Rights Agreement” and Item 10.B “Memorandum and Articles of Association — Rights Agreement” in our Annual Report for a further description of the Rights Agreement.
No Fractional Shares. No fractional Brookfield Class A Shares will be issued or delivered upon exchange of class A exchangeable shares. In lieu of any fractional Brookfield Class A Shares to which the tendering holder of class A exchangeable shares would otherwise be entitled at Brookfield Asset Management’s election, Brookfield Asset Management will pay an amount in cash equal to the Brookfield Class A Share value on the trading day immediately preceding the applicable specified exchange date multiplied by such fraction of a Brookfield Class A Share.

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Adjustments to Reflect Certain Capital Events. The exchange factor (which initially shall be one) is subject to adjustment in accordance with our company’s bye-laws to reflect certain capital events, including (i) if Brookfield Asset Management declares or pays a dividend to its shareholders consisting wholly or partly of Brookfield Class A Shares or if or our company declares or pays a distribution to our shareholders consisting wholly or partly of class A exchangeable shares, in each case, without a corresponding dividend or distribution, as applicable, being paid by the other entity; (ii) if Brookfield Asset Management or our company splits, subdivides, reverse-splits or combines its outstanding Brookfield Class A Shares or class A exchangeable shares, as applicable, without a corresponding event occurring at the other entity; (iii) if Brookfield Asset Management or our company distributes any rights, options or warrants to all or substantially all holders of its Brookfield Class A Shares or class A exchangeable shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire Brookfield Class A Shares or class A exchangeable shares (or other securities or rights convertible into, exchangeable for or exercisable for Brookfield Class A Shares or class A exchangeable shares), as applicable, without a corresponding distribution of comparable rights, options or warrants by the other entity; (iv) if Brookfield Asset Management effects a spin-off, unless a corresponding event (or a distribution/equivalent compensation) occurs at our company in respect of class A exchangeable shares; (v) if Brookfield Asset Management distributes to all or substantially all holders of Brookfield Class A Shares evidences of its indebtedness or assets (including securities), or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities but excluding all distributions where a comparable distribution (or the cash equivalent) is made by our company; or (vi) if Brookfield Asset Management or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the Brookfield Class A Shares (but excluding for all purposes any exchange or tender offer to exchange Brookfield Class A Shares for class A exchangeable shares or any other security economically equivalent to Brookfield Class A Shares), to the extent that the cash and value of any other consideration included in the payment per Brookfield Class A Share exceeds certain thresholds.
Redemption
Our board will have the right, subject to the prior written consent of Brookfield Asset Management, as the sole holder of the class C shares, and upon sixty days’ prior written notice to holders of class A exchangeable shares, to redeem all of the then outstanding class A exchangeable shares at any time and for any reason, in its sole discretion and subject to applicable law, including without limitation following the occurrence of any of the following redemption events: (i) the total number of class A exchangeable shares outstanding decreases by 50% or more over any six-month period; (ii) the daily market value of the class A exchangeable shares (based on the closing price on the NYSE on each trading day) (A) is less than $250 million for more than six consecutive months or (B) decreases by 50% or more from its high over any three-month period; (iii) a person acquires 90% of the Brookfield Class A Shares in a take-over bid (as defined by applicable securities law); (iv) shareholders of Brookfield Asset Management approve an acquisition of Brookfield Asset Management by way of arrangement, amalgamation or similar transaction; (v) shareholders of Brookfield Asset Management approve a restructuring or other reorganization of Brookfield Asset Management or a liquidation, insolvency or winding-up of Brookfield Asset Management is pending; (vi) there is a pending sale of all or substantially all of Brookfield Asset Management’s assets; (vii) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; or (viii) our board, in its sole discretion, concludes that the holders of class A exchangeable shares are adversely impacted by a fact, change or other circumstance relating to our company. For greater certainty, shareholders do not have the ability to vote on such redemption and the board’s decision to redeem all of the then outstanding class A exchangeable shares will be final.
Upon any such redemption event, the holders of class A exchangeable shares shall be entitled to receive pursuant to such redemption one Brookfield Class A Share per class A exchangeable share held (subject to adjustment in the event of certain capital events by our company or Brookfield Asset Management as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the trading day immediately preceding the announcement of such redemption plus all unpaid distributions, if any (the form of payment to be determined at the election of our company).
Notwithstanding the foregoing, upon any redemption event, Brookfield Asset Management may elect to acquire all of the outstanding class A exchangeable shares in exchange for one Brookfield Class A Share per class A exchangeable share held (subject to adjustment in the event of certain capital events by our company or Brookfield Asset Management as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the trading day immediately preceding the announcement of such redemption plus all unpaid distributions, if any (the form of payment to be determined at the election of Brookfield Asset Management). Shareholders are not entitled to vote on Brookfield Asset Management’s exercise of the overriding call right described in the preceding sentences.

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Liquidation
Brookfield Asset Management, as the sole holder of our class C shares, will have the right, subject to applicable law, to require our company to commence a liquidation of the company following the occurrence of certain events. See Item 10.B “Memorandum and Articles of Association — Class C Shares — Liquidation” in our Annual Report for more information.
Upon any liquidation, dissolution or winding up of our company or any other distribution of our assets among our shareholders for the purpose of winding up our affairs, including whether substantially concurrent with the liquidation, dissolution or winding up of Brookfield Asset Management or any other distribution of Brookfield Asset Management’s assets among its shareholders for the purpose of winding up its affairs, and subject to the prior rights of holders of all classes and series of Senior Preferred Shares and any other class of shares of our company ranking in priority or ratably with the class A exchangeable shares and after the payment in full of any unpaid distributions, the holders of class A exchangeable shares shall be entitled to one Brookfield Class A Share per class A exchangeable share held (subject to adjustment in the event of certain capital events by our company or Brookfield Asset Management as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one Brookfield Class A Share on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of our company). If, upon any such liquidation, dissolution or winding up, the assets of our company are insufficient to make such payment in full, then the assets of our company will be distributed among the holders of class A exchangeable shares and class B shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.
Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of our company, Brookfield Asset Management may elect to acquire all but not less than all of the outstanding class A exchangeable shares for one Brookfield Class A Share per class A exchangeable share held (subject to adjustment in the event of certain capital events by our company or Brookfield Asset Management as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus all unpaid distributions, if any. The acquisition by Brookfield Asset Management of all the outstanding class A exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of our company. Shareholders are not entitled to vote on Brookfield Asset Management’s exercise of the overriding call right described in the preceding sentences.
Book-Based System
The class A exchangeable shares may be represented in the form of one or more fully registered share certificates held by, or on behalf of, CDS or DTC, as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of the class A exchangeable shares may be effected through the book-based system administered by CDS or DTC, as applicable.
Treatment of Class A Exchangeable Shares in Connection with a Takeover Bid, Issuer Bid or Tender Offer
The class A exchangeable shares are not Brookfield Class A Shares and will not be treated as Brookfield Class A Shares for purposes of the application of applicable Canadian and U.S. rules relating to takeover bids, issuer bids and tender offers. Brookfield Class A Shares and class A exchangeable shares are not securities of the same class. As a result, holders of class A exchangeable shares will not be entitled to participate in an offer or bid made to acquire Brookfield Class A Shares, unless such offer is extended to holders of class A exchangeable shares and holders of Brookfield Class A Shares will not be entitled to participate in an offer or bid made to acquire class A exchangeable shares, unless such offer is extended to holders of Brookfield Class A Shares. In the event of a takeover bid for Brookfield Class A Shares, a holder of class A exchangeable shares who would like to participate would be required to first tender his or her class A exchangeable shares for exchange, in order to receive a Brookfield Class A Share, or the cash equivalent, at the election of Brookfield Asset Management, pursuant to the exchange right. If an issuer tender offer or issuer bid is made for the Brookfield Class A Shares at a price in excess of the market price of the Brookfield Class A Shares and a comparable offer is not made for the class A exchangeable shares, then the exchange factor for the class A exchangeable shares may be adjusted. See “— Exchange by Holder — Adjustments to Reflect Certain Capital Events” in our Annual Report for more information on the circumstances in which adjustments may be made to the exchange factor.

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Choice of Forum for Bermuda Act and U.S. Securities Act Claims
Pursuant to our bye-laws, unless we consent in writing to the selection of an alternative forum (and our company will always provide such consent with respect to the Superior Court of Justice of the Province of Ontario, Canada and appellate Courts thereof), the Supreme Court of Bermuda shall, to the fullest extent permitted by law, be the sole and exclusive forum for any dispute that arises concerning the Bermuda Act or out of or in connection with our bye-laws, including any question regarding the existence and scope of our bye-laws and/or whether there has been any breach of the Bermuda Act or our bye-laws by an officer or director (i.e., the Bermuda Forum Provision.) The Bermuda Forum Provision will not apply to any causes of action arising under the U.S. Securities Act or the U.S. Exchange Act. In addition, our bye-laws further provide that unless we consent in writing to the selection of an alternative forum, the federal courts of the United States shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the U.S. Securities Act (i.e., the U.S. Federal Forum Provision). Our bye-laws provide that any person or entity purchasing or otherwise acquiring any interest in our class A exchangeable shares is deemed to have notice of and consented to the Bermuda Forum Provision and the U.S. Federal Forum Provision; provided, however, that shareholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder. The Bermuda Forum Provision and the U.S. Federal Forum Provision in our bye-laws may impose additional litigation costs on shareholders in pursuing any such claims. Additionally, the forum selection clauses in our bye-laws may limit our shareholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our shareholders. See Item 3.D “Risk Factors — Our bye-laws designate specific courts in Bermuda as the exclusive forum for certain litigation that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a desired judicial forum for disputes with us.” in our Annual Report.
Class B Shares
The following description of class B shares sets forth certain general terms and provisions of class B shares. This description is in all respects subject to and qualified in its entirety by reference to applicable law and the provisions of our company’s bye-laws. All of the outstanding class B shares are held, collectively, by the BAM Re Class B Partners.
Voting
Each holder of class B shares will be entitled to receive notice of, and to attend and vote at, all meetings of our shareholders, other than meetings at which only holders of a specified class or series of shares are entitled to vote or as otherwise required by law. Each holder of class B shares will be entitled to cast one vote for each class B share held at the record date for determination of shareholders entitled to vote on any matter.
Except as set out below under “— Election of Directors” below, or as otherwise expressly provided in our bye-laws or as required by law, all matters to be approved by shareholders must be approved by: (i) a majority or, where a higher threshold is specified under applicable law, the higher percentage of the votes cast by holders of class B shares who vote in respect of the resolution, and (ii) a majority or, where a higher threshold is specified under applicable law, the higher percentage of the votes cast by holders of class A exchangeable shares who vote in respect of the resolution.
Election of Directors
In the election of directors, holders of class B shares will be entitled to elect one-half of the board. Our bye-laws provide that each holder of a class B share has the right to cast a number of votes equal to the number of votes attached to the class B shares held by the holder multiplied by the number of directors to be elected by the holder and all holders of class B shares entitled to vote with such holder in the election of directors. A holder may cast all such votes in favor of one candidate or distribute such votes among its candidates in any manner the holder sees fit. Where a holder has voted for more than one candidate without specifying the distribution of votes among such candidates, the holder shall be deemed to have divided the holder’s votes equally among the candidates for whom the holder voted.

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Distributions
The holders of class B shares will be entitled to the same distributions as the class A exchangeable shares as described above, and the class B shares rank pari passu with the class A exchangeable shares with respect to the payment of distributions (if, as and when made by our board). In the event a distribution is paid on the class A exchangeable shares, the board shall, subject to applicable law, contemporaneously pay an equivalent distribution on the class B shares.
Liquidation
Upon a liquidation, dissolution or winding-up of our company, holders of class B shares will be entitled to the same rights as holders of class A exchangeable shares described above and rank on parity with the class A exchangeable shares.
Restrictions on Transfer
The class B shares may only be held by the BAM Re Class B Partners, a company controlled by one or more of the Partners or Brookfield. However, Brookfield does not currently have any intention to hold any class B shares.
Class C Shares
The following description of class C shares sets forth certain general terms and provisions of class C shares. This description is in all respects subject to and qualified in its entirety by reference to applicable law and the provisions of our company’s memorandum of association or bye-laws. All of the outstanding class C shares are held by Brookfield Asset Management.
Voting
Except as described below or as required by law, the holder of the class C shares shall be entitled to notice of, and to attend, any meetings of shareholders of the company, but shall not otherwise be entitled to vote at any such meetings. Under our memorandum of association and bye-laws, the holder of the class C shares will be entitled to consent to (a) any redemption of the class A exchangeable shares by our company; (b) any amendment to our memorandum of association or bye-laws, including, for greater certainty, the terms attached to the class A exchangeable shares, the class B shares or any other shares ranking senior to the class C shares; (c) any merger or similar reorganization of the company (including a sale of all or substantially all of its assets); (d) a continuance to another jurisdiction of incorporation or (e) the commencement of a voluntarily liquidation of our company.
Distributions
The holder of class C shares is entitled to receive distributions as and when declared by our board subject to the prior rights of the holders of all classes and series of the Preferred Shares, class A exchangeable shares, class B shares, and any other shares ranking senior to the class C shares with respect to priority in payment of distributions. The holder of our class C shares will be entitled to receive distributions if, as and when declared or authorized. Our board has adopted a policy that class C share distributions will be paid quarterly in an amount equal to our company’s distributable earnings (as determined by management of our company) after payment of distributions on the class A exchangeable shares, class B shares and any other shares ranking senior to the class C shares and after reasonable provision for any other applicable obligations and commitments.
The class C shares will not be consolidated or split in the event of, and equally with, a share consolidation or stock split of the Brookfield Class A Shares unless the holder of class C shares agrees to such split or consolidation.

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Liquidation
The holder of class C shares has the right, subject to applicable law, to resolve that our company commence a voluntary liquidation of the company following the occurrence of any of the following events: (i) the total number of class A exchangeable shares outstanding decreases by 50% or more over any six-month period; (ii) the daily market value of the class A exchangeable shares (based on the closing price on each trading day) (A) is less than $250 million for more than six consecutive months or (B) decreases by 50% or more from its high over any three-month period; (iii) a person acquires 90% of the Brookfield Class A Shares in a take-over bid (as defined by applicable securities law); (iv) the shareholders of Brookfield Asset Management approve a sale of all or substantially all of the assets of Brookfield Asset Management or an acquisition of Brookfield Asset Management by way of arrangement, amalgamation or similar transaction; (v) the shareholders of Brookfield Asset Management approve a restructuring or other reorganization of Brookfield Asset Management or the liquidation, dissolution or winding up of Brookfield Asset Management, or any other distribution of Brookfield Asset Management’s assets among its shareholders for the purpose of winding up its affairs, is pending; (vi) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; (vii) the holder, in good faith, concludes that it is materially adversely impacted by an external fact unrelated to the company, a change, or other circumstance relating to the company or Brookfield that was not known to it on the effective date of the special dividend; or (viii) on any day during the months of January and June commencing in 2022 and every year thereafter, more than 20% of the total number of the class A exchangeable shares outstanding are controlled by one person or group of persons acting jointly or in concert within the meaning of applicable securities laws; provided that, in the case of all circumstances other than (ii), the circumstance cannot be cured within a period of 30 days. The foregoing right will only be exercisable following the expiration of such cure period (or in the case of (ii), following the occurrence of the event) and shall expire (A) in the case of all circumstances other than (viii), on the 90th day thereafter, (B) in the case of (viii), on the 60th day thereafter, and (C) in the case of (viii), the right will only be exercisable in the event that more than 20% of the total number of class A exchangeable shares outstanding are controlled by one person or group of persons acting jointly and in concert within the meaning of applicable securities laws at the time such right is exercised. For greater certainty, no consent or resolution of the class A exchangeable shares, class B shares, or any other class of shares will be required in connection with the commencement of such liquidation by the holder of the class C shares.
Any liquidation of our company pursuant to the foregoing will be subject to no less than 60 days’ prior written notice of the date of liquidation being provided to holders of class A exchangeable shares.
Upon any liquidation, dissolution or winding up of our company, subject to the prior rights of holders of Preferred Shares and after the payment in full of the amount due to the holders of class A exchangeable shares and class B shares described in Item 10.B “Memorandum and Articles of Association — Class A Exchangeable Shares and Class B Shares — Liquidation” of our Annual Report, the remaining assets and property of our company will be distributed among the holders of class C shares.
Conversion of Tendered Class A Exchangeable Shares
Subject to applicable law, the holder of class C shares is entitled, from time to time, to convert any class A exchangeable shares held by it or its subsidiaries into class C shares. The number of class C shares (which may include a fraction of a class C share) that will be received on conversion of any class A exchangeable share will be equal to the number obtained by dividing the fair market value of a class A exchangeable share by the fair market value of a class C share, in each case as determined by the board, which we refer to as the conversion number. If the conversion number from time to time is not equal to one (1), then the conversion will include any necessary subdivision or consolidation necessary to convert the class A exchangeable shares in the conversion number of class C shares.
Restrictions on Transfer
The class C shares may only be transferred within Brookfield.

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